Exhibit 99.2

Clene Presents Extended Survival Data Through 3.5 Years and

New NfL Responder Results with CNM-Au8® 30 mg Treatment from the

HEALEY ALS Platform Trial Open Label Extension at the 2024 ENCALS Meeting

●	Survival analyses with CNM-Au8 30 mg treatment compared to matched PRO-ACT controls demonstrated improved survival up to 3.5 years post-baseline (hazard ratio: 0.431, p=0.0002)
●	Average of 28% NfL reduction observed in an NfL responder subset (geometric mean ratio, change at Week 76 post-baseline: 0.72, p<0.0001)
●	More than 650 patient years of CNM-Au8 treatment exposure without any identified safety signals

SALT LAKE CITY, June 18, 2024 -- Clene Inc. (Nasdaq: CLNN) (along with its subsidiaries, “Clene”) and its wholly owned subsidiary Clene Nanomedicine Inc., a clinical-stage biopharmaceutical company focused on improving mitochondrial health and protecting neuronal function to treat neurodegenerative diseases, including amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS), today presented new long-term CNM-Au8 treatment results for survival and neurofilament light (NfL) levels from the HEALEY ALS Platform Trial open label extension (OLE) at the European Network for the Cure of ALS (ENCALS) meeting in Stockholm, Sweden.

The data presentation, titled “Long-Term CNM-Au8 Treatment Reduces Neurofilament Light Levels and Improves Survival: Results from the HEALEY ALS Platform Trial,” highlights up to 42 months (3.5 years) of survival follow-up and 76 weeks of long-term NfL biomarker results, including a responder subset from the HEALEY ALS Platform Trial in participants with ALS. All participants treated with CNM-Au8 30 mg, including ex-placebo participants who transitioned to CNM-Au8 in the OLE, with complete baseline co-variates were included in the survival analysis.

Improved Survival Compared to Matched PRO-ACT Controls:

Survival analyses of participants originally randomized to CNM-Au8 30 mg treatment (n=59) and ex-placebo to CNM-Au8 (n=11) compared to matched PRO-ACT controls up to 3.5 years post-baseline.

●

Approximately 60% decreased risk of death in CNM-Au8 30 mg treated patients compared to matched PRO-ACT controls up to 3.5 years of follow-up; covariate-adjusted hazard ratio: 0.431 (95% CI: 0.276-0.672), p-value = 0.0002

Reduced Neurofilament Light Biomarker Levels (NfL) in NfL Responders:

NfL Responder Subset:  The NfL responder analysis was completed to identify NfL decreases in participants who showed consistent NfL declines (n=55). Responders were defined as participants who had all post-baseline measures with an NfL decrease or repeated declines of at least 10 pg/mL following the start of CNM-Au8 treatment:

●	Responders demonstrated an average NfL reduction of 28%, which is suggestive of decreased axonal loss on an ongoing basis; GMR at Week 76 change vs. baseline: 0.72, (95% CI: 0.67 – 0.79), p<0.0001

The NfL results are based on earlier announced analyses of plasma NfL collected from participants (n=99) in the HEALEY OLE who were treated with CNM-Au8 30 mg through week 76 compared to participants treated with placebo for 24 weeks prior to crossing over to active treatment for up to 52 weeks. Long-term treatment with CNM-Au8 30 mg resulted in continued significant decline of plasma NfL levels. The geometric mean ratio (GMR) vs. placebo at week 76 was 0.841, 95% CI: 0.73 – 0.98, p=0.023.

CNM-Au8 was safe and well-tolerated during the OLE.

Benjamin Greenberg, M.D., Head of Medical at Clene, said, “The clinical evidence of plasma neurofilament reduction, as well as the long-term improved survival results up to 3.5 years compared to an established multi-study ALS dataset of more than 12,000 patients across multiple clinical centers provides further evidence to strongly support CNM-Au8 as a potential treatment for ALS.”

The poster is now available in the Scientific Posters & Presentations section of the Clene website.

About Clene

Clene Inc., (Nasdaq: CLNN) (along with its subsidiaries, “Clene”) and its wholly owned subsidiary Clene Nanomedicine Inc., is a late clinical-stage biopharmaceutical company focused on improving mitochondrial health and protecting neuronal function to treat neurodegenerative diseases, including amyotrophic lateral sclerosis, Parkinson’s disease and multiple sclerosis. CNM-Au8® is an investigational first-in-class therapy that improves central nervous system cells’ survival and function via a mechanism that targets mitochondrial function and the NAD pathway while reducing oxidative stress. CNM-Au8® is a federally registered trademark of Clene Nanomedicine, Inc. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on X (formerly Twitter) and LinkedIn.

Forward-Looking Statements

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Contacts:

Media Contact	Investor Contact
Ignacio Guerrero-Ros, Ph.D., or David Schull	Kevin Gardner
Russo Partners, LLC	LifeSci Advisors
Ignacio.guerrero-ros@russopartnersllc.com	kgardner@lifesciadvisors.com
David.schull@russopartnersllc.com	617-283-2856
(858) 717-2310